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                                                                   EXHIBIT 10.53



                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made this 11 day of September, 2002, but effective as of January 1, 2002, between SED INTERNATIONAL, Inc., a Georgia corporation (the "Subsidiary") and wholly owned subsidiary of SED INTERNATIONAL HOLDINGS, INC., a Georgia corporation (the "Company"), and JEAN DIAMOND, an individual resident of the State of Georgia (the "Employee").

                                   WITNESSETH:

         WHEREAS, Employee and the Subsidiary have entered into an Employment Agreement (as amended, the "Agreement") setting forth the terms and conditions of Employee's employment with the Subsidiary; and

         WHEREAS, Employee and the Subsidiary agree that it is in the best interest of both parties to make certain modifications to the terms and conditions of Employee's employment with the Subsidiary.

         NOW, THEREFORE, in consideration of the foregoing, the continued employment of the Employee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The provisions of the Agreement which provide the Employee with an automobile allowance are hereby modified so as to restrict the type of car Employee may purchase using the allowance to Mercedes-Benz S-Class, and so as to increase said allowance to enable the Employee to replace the car provided by the employer once each year rather than once every three years.

         2. Except as otherwise provided for herein, all other provisions of the Agreement shall remain in full force and effect and Employee's employment thereunder shall continue on the terms described therein throughout the term of the Agreement, as amended hereby.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment to Employment Agreement as of the day and year first indicated above.

SED INTERNATIONAL HOLDINGS, INC.,                By: /s/ Jean Diamond
a Georgia corporation                               Jean Diamond
By:  /s/ Mark Diamond                             Executive Vice President
Mark Diamond
President and COO


"SUBSIDIARY":

SED INTERNATIONAL, INC.,
a Georgia corporation
By: /s/ Mark Diamond
Name and Title: Mark Diamond, President & COO